SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                   May 9, 2002

                            INFORMATION HOLDINGS INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                 1-14371                 06-1518007
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        (State or other         (Commission File           (IRS Employer
        jurisdiction of              Number)            Identification No.)
        incorporation)


                2777 Summer Street, Suite 209, Stamford, CT         06905
        -------------------------------------------------------------------
                (Address of principal executive offices)         (Zip Code)


                                      (203) 961-9106
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                   (Registrant's telephone number, including area code)


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Item 2. Acquisition or Disposition of Assets.
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     On May 3, 2002, MicroPatent LLC, a Delaware limited liability company
("MicroPatent") and a wholly-owned subsidiary of Information Holdings Inc., a Delaware corporation ("IHI"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, MicroPatent acquired substantially all of the assets of Aurigin Systems, Inc., a California corporation ("Aurigin"), for cash consideration of approximately $12,449,000. The sale was effectuated pursuant to a sale order (the "Sale Order") entered on May 3, 2002 by the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court") as part of Aurigin's proceedings under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The Sale Order authorized the sale of substantially all of the assets of Aurigin to MicroPatent free and clear of all liens, interests, mortgages, and claims pursuant to section 363 of the Bankruptcy Code, except for certain liabilities and obligations assumed by MicroPatent as part of the purchase price. In addition to the cash purchase price paid to Aurigin and the assumption of certain of its liabilities, MicroPatent also paid an aggregate of approximately $1,600,000 of cure costs to Aurigin employees and to other third parties in connection with its assumption of certain of Aurigin's executory contracts and unexpired leases pursuant to the terms of the Asset Purchase Agreement. The consideration paid was the result of an auction conducted by the Bankruptcy Court in which MicroPatent emerged as the highest and otherwise best bidder. The acquisition closed on May 9, 2002. The description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as an exhibit hereto and incorporated herein by reference. The acquisition consideration was funded with the working capital of IHI.

     The assets of Aurigin consist primarily of intellectual property (including patents), other intangible assets, accounts receivable, personal property, inventory, prepaid expenses and equipment. Aurigin provides intellectual property management systems, which are used primarily by corporations to search, analyze, annotate and group patent information, as well as proprietary data. Aurigin was integrated with the MicroPatent unit of IHI's Intellectual Property Group. IHI intends to use the assets of Aurigin's business substantially as previously used.

     On May 6, 2002, IHI issued a press release relating to the acquisition, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 7. Financial Statement and Exhibits.
        --------------------------------

     (a) Because Aurigin meets the materiality tests for significance under Rule 3-05 of Regulation S-X under the income test of Rule 1-02(w) of Regulation S-X, IHI is required to furnish audited financial statements for Aurigin for the year ended December 31, 2001. IHI is unable to comply with its undertaking to file the financial statements required by this item by amendment not later than 60 days after the date of the initial report of Form 8-K. No audited financial statements for Aurigin for the year ended December 31, 2001 are available, and IHI does not believe it has the ability to obtain them.


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     (b) For the reasons set forth in (a) above, IHI is unable to comply with its undertaking to file the pro forma financial information required by this item by amendment not later than 60 days after the date of the initial report on Form 8-K.

     (c) Exhibits

     2.1 Asset Purchase Agreement, dated as of May 3, 2002, by and among Aurigin and MicroPatent.

     99.1 Press Release issued by IHI on May 6, 2002.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 INFORMATION HOLDINGS INC.


Date:  October 8, 2002

                                By: /s/ Vincent A. Chippari
                                    ------------------------------------
                                    Name:   Vincent A. Chippari
                                    Title:  Executive Vice President and
                                            Chief Financial Officer


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